EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Janel World Trade Ltd.
150-14 132nd Avenue
Jamaica, New York 11434

Gentlemen:

We have issued our report dated December 29, 2008 accompanying the financial statements of Janel World Trade Ltd. and subsidiaries contained in the Form 10-K under the Securities Exchange Act of 1934, as amended.  We consent to the use of the aforementioned report in the Form 10-K under the Securities Exchange Act of 1934, as amended.

/S/ PARITZ & COMPANY, P.A.
Paritz & Company, P.A.

Hackensack, New Jersey
July 23, 2009